EXHIBIT-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of First Merchants Corporation on Form S-8 (File No. 333-159643) of our report dated September 22, 2014, on our audits of the financial statements of First Merchants Corporation Employee Stock Purchase Plan (2009) as of June 30, 2014 and 2013, and for the years ended June 30, 2014, 2013 and 2012, which report is included in Exhibit 99.1.

/s/ BKD, LLP
Indianapolis, Indiana
September 22, 2014